UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2012

ABITIBIBOWATER INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33776	98-0526415
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

AbitibiBowater Inc. 111 Duke Street, Suite 5000 Montreal, Quebec, Canada	H3C 2M1
(Address of principal executive offices)	(Zip Code)

(514) 875-2160

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

In connection with their offer to acquire all of the issued and outstanding common shares of Fibrek Inc. made by, and subject to the terms and conditions set forth in, the Offer to Purchase and Circular dated December 15, 2011, as supplemented and amended by a first Notice of Variation dated January 9, 2012, by a first Notice of Variation and Extension dated January 20, 2012 and by a second Notice of Variation and Extension dated February 13, 2012 (the “Offer”), on February 23, 2012, AbitibiBowater Inc., doing business as Resolute Forest Products (“Resolute”), and RFP Acquisition Inc., an indirect wholly-owned subsidiary of Resolute (together, the “Offerors”): (i) announced via press release that they were amending the terms of the Offer to extend the expiry time of the Offer to 5:00 p.m. (Eastern Time) on March 9, 2012, (ii) gave written notice of such amendment and extension to the depository for the Offer, Canadian Stock Transfer Company Inc., and (iii) issued and filed on the Canadian Securities Administrators’ System for Electronic Document Analysis and Retrieval (“SEDAR”) a Notice of Variation and Extension, dated February 23, 2012, amending the Offer to extend the expiry time of the Offer to 5:00 p.m. (Eastern Time) on March 9, 2012.

Resolute is providing the following additional information in connection with the above matters:

•	Resolute’s press release, dated February 23, 2012, announcing the extension of the Offer (incorporated herein by reference to Resolute’s Form 425 filing, dated February 24, 2011);

•	the Offerors’ Notice of Variation and Extension, dated February 23, 2012 (filed herewith as Exhibit 99.2); and

All of the foregoing items are hereby incorporated by reference into this item in their entirety.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit No.	Description

99.1	Resolute Forest Products press release dated February 23, 2012, incorporated herein by reference to Resolute’s Form 425 filing, dated February 24, 2011

99.2	Resolute Forest Products Notice of Variation and Extension dated February 23, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABITIBIBOWATER INC.

Date: February 24, 2012	By:	/s/ Jacques P. Vachon
		Name:	Jacques P. Vachon
		Title:	Senior Vice President and Chief Legal Officer

INDEX OF EXHIBITS

Exhibit No.	Description

99.1	Resolute Forest Products press release dated February 23, 2012, incorporated herein by reference to Resolute’s Form 425 filing, dated February 24, 2011

99.2	Resolute Forest Products Notice of Variation and Extension dated February 23, 2012